United States
Securities and Exchange Commission
Washington, D. C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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    SYNALLOY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Table of Contents

Notice of 2011 Annual Meeting of Shareholders

Proxy Statement
Information Concerning Solicitation
Electronic Access of Annual Meeting Materials
Beneficial Owners of More than 5% of the Company’s Stock
Security Ownership of Management
Proposal #1: Election of Directors
Board of Directors and Committees
Corporate Governance
Executive Officers
Discussion of Executive Compensation
Compensation of Directors and Executive Officers
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End 2010
2010 Option Exercises and Stock Vested
Director Compensation
Employment Contracts
Equity Plans
Retirement Plans
Proposal #2: Approve the 2011 Long-Term Incentive Stock Option Plan
Independent Registered Public Accounting Firm
Audit Committee Report
Shareholder Proposals for the 2012 Annual Meeting of Shareholders
Other Matters
Appendix A: 2011 Long-Term Incentive Stock Option Plan
Form of Proxy Card

SYNALLOY CORPORATION
Post Office Box 5627
Spartanburg, South Carolina 29304

NOTICE OF ANNUAL MEETING
April 28, 2011

TO THE SHAREHOLDERS OF SYNALLOY CORPORATION

Notice is hereby given that the Annual Meeting of Shareholders of Synalloy Corporation will be held at the Company's new corporate offices, Suite 102, Pointe West Building, 775 Spartan Boulevard, Spartanburg, South Carolina 29301 on Thursday, April 28, 2011, at 10:00 a.m. local time. The following important matters will be presented for your consideration:

1.	To elect six directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

2.	To approve the 2011 Long-Term Incentive Stock Option Plan

3.	To act upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.

Only shareholders of record at the close of business on February 28, 2011 are entitled to notice of and to vote at the meeting.

By order of the Board of Directors
/s/ Cheryl C. Carter
Cheryl C. Carter
Secretary

Spartanburg, South Carolina
March 28, 2011

Important: You are cordially invited to attend the meeting, but whether or not you plan to attend, PLEASE FILL IN, DATE, SIGN AND MAIL the enclosed Proxy promptly. If you are a record shareholder and attend the meeting, you may either use your proxy, or withdraw your proxy and vote in person.

If you plan to attend the meeting in person, please note that  effective April 15, 2011, our corporate office has relocated to Suite 102, Pointe West Building, 775 Spartan Boulevard, Spartanburg, South Carolina 29301.

The 2010 Annual Report on Form 10-K is furnished herewith.

SYNALLOY CORPORATION
SUITE 102, POINTE WEST BUILDING, 775 SPARTAN BOULEVARD
POST OFFICE BOX 5627
SPARTANBURG, SOUTH CAROLINA 29304

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

April 28, 2011

 This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Synalloy Corporation (the “Company”) of proxies to be voted at the Annual Shareholders' Meeting to be held at the Company's corporate office, Suite 102, Pointe West Building, 775 Spartan Boulevard, Spartanburg, South Carolina, 29301 on Thursday, April 28, 2011, at 10:00 a.m. local time, and at all adjournment(s) thereof. On or about March 28, 2011, we will begin mailing these proxy materials to all shareholders of record as of the close of business on February 28, 2011.

Quorum. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked “Abstain” or “Withhold” and shares that are not voted, including proxies submitted by brokers that are the record owners of shares and that either choose not to vote or do not have authority to vote (so-called “broker non-votes”), will be included in determining the number of votes present or represented at the annual meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote who are present in person or represented by proxy have the power to adjourn the meeting from time to time. If the meeting is to be reconvened within 30 days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting. If the meeting is to be adjourned for 30 days or more, notice of the reconvened meeting will be given as provided in the Bylaws. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Voting Rights. The securities which can be voted at the Annual Meeting consist of Common Stock of the Company, $1.00 par value per share. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is February 28, 2011. On February 28, 2011, the Company had outstanding 6,289,409 (excluding 1,710,591 shares held in treasury) shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter to be voted on at the meeting, except that in the election of Directors shareholders have cumulative voting rights.

If a quorum is present at the Annual Meeting, Directors will be elected by a plurality of the votes cast by shares present in person or by proxy and entitled to vote at the meeting. “Plurality” means that, if there were more nominees than positions to be filled, the individuals who received the largest number of votes cast for directors would be elected. Votes that are withheld or shares that are not voted in the election of directors will have no effect on the outcome of election of directors. Each stockholder of Common Stock entitled to vote for the election of Directors has the right to cumulate his votes either (1) by giving to one candidate as many votes as equal the number of shares owned by such holder multiplied by the number of directors to be elected, or (2) by distributing his votes on the same principle among any number of candidates. Any stockholder who intends to cumulatively vote his shares must either (a) give written notice of such intention to the Secretary of the Company not less than forty-eight (48) hours before the time fixed for the Annual Meeting, or (b) announce his intention in such meeting before the voting for Directors commences. If a stockholder gives notice of his intention to cumulate his votes, all shareholders entitled to vote at the meeting will, without further notice, be entitled to cumulate their votes.

If a quorum is present, Proposal 2 – “To approve the 2011 Long-Term Incentive Stock Option Plan” and all other matters which may be considered and acted upon by the holders of Common Stock at the Annual Meeting will be approved if a majority of shares present and entitled to vote at the meeting cast their votes in favor of the proposals. Abstentions and broker non-votes will have the effect of a vote against such matters.

Cost of Solicitation. The entire cost of soliciting proxies will be borne by the Company. The Company may make arrangements with brokerage houses, nominees, fiduciaries and other custodians to send proxies and proxy material to beneficial owners of the Company's stock and may reimburse them for their expenses in so doing. Proxies may be solicited personally or by telephone, other electronic means or mail by directors, officers and regular employees of the Company without additional compensation for such services. Synalloy has engaged the services of Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, a firm specializing in proxy solicitation, to solicit proxies for a fee estimated at approximately $7,500 plus reimbursement of out-of-pocket expenses.

Information about Voting. Shareholders of record can vote in person at the Annual Meeting or by proxy. Shareholders of record may vote their proxy by mail or by internet following the instructions on the proxy card. If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the nominee that you must follow in order for your shares to be voted. Your broker is not permitted to vote your shares on election of directors, or approval of the 2011 Long-Term Incentive Stock Option Plan, unless you provide voting instructions. Therefore, if your shares are held in the name of a broker, to be sure your shares are voted, please instruct your broker as to how you wish it to vote. If your shares are not registered in your own name and you wish to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker's proxy card and bring it to the Annual Meeting in order to vote.

For employees who hold shares in the Synalloy Corporation 401(k)/Employee Stock Ownership Plan, your proxy for these shares must be received by 5:00 p.m., local time, on April 19, 2011 to allow sufficient time for voting by the trustees and administrators of the plan.

Voting by Proxy. When voting by proxy with regard to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Shareholders should specify their choices on the accompanying Board of Directors’ proxy card or broker voting instructions. All properly executed Board of Directors’ proxy cards delivered by shareholders to the Company and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed Board of Directors’ proxy card will be voted “FOR” the election of the persons named in this Proxy Statement as the Board of Directors' nominees for the election to the Board of Directors, and “FOR” the approval of the 2011 Long-Term Incentive Stock Option Plan. If any other matters properly come before the Annual Meeting, the persons named as proxies by the Board of Directors will vote upon such matters according to their judgment.

Revocability of Proxy. Any record stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company at Post Office Box 5627, Spartanburg, South Carolina 29304; by delivering a valid proxy bearing a later date to the Company's offices at 2155 West Croft Circle, Spartanburg, South Carolina until April 14, 2011; or Suite 102, 775 Spartan Boulevard,  Spartanburg, South Carolina from April 15 until April 28; or by attending the meeting and voting in person. Written notice of revocation of a proxy or delivery of a later dated proxy will be effective upon receipt by the Company. Attendance at the annual meeting will not in itself constitute revocation of a proxy. Shareholders who hold their shares in street name with a broker or other nominee may change or revoke their proxy instructions by submitting new voting instructions to the broker or other nominee.

Householding. The Securities and Exchange Commission's rules permit us to deliver a single proxy statement and annual report to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings for us. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple shareholders who share an address, unless we received contrary instructions from impacted shareholders prior to the mailing date. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, please call us at 864-585-3605, or send your request in writing to the following address: Secretary of Synalloy Corporation, Post Office Box 5627, Spartanburg, SC 29304. If you are still receiving multiple reports and proxy statements for shareholders who share an address and would prefer to receive a single copy of the annual report and proxy statement in the future, please call or write to us at the above address or telephone number.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON APRIL 28, 2011

The Company’s 2010 Annual Report and 2011 Proxy Statement are available via the Internet at: http://investor.synalloy.com.

ANNUAL REPORT ON FORM 10-K

The Company's Annual Report to Shareholders including the Form 10-K for the year ended January 1, 2011, as filed with the Securities and Exchange Commission, accompanies this Proxy Statement. Copies of exhibits to the Form 10-K will be provided upon written request to Cheryl C. Carter, Secretary, Synalloy Corporation, Post Office Box 5627, Spartanburg, South Carolina 29304 at a charge of $.10 per page. Copies of the Form 10-K and exhibits may also be downloaded from the Securities and Exchange Commission's website at: http://www.sec.gov. Such Annual Report to Shareholders does not form any part of the material for soliciting proxies.

 BENEFICIAL OWNERS OF MORE THAN FIVE (5%) PERCENT OF
THE COMPANY'S COMMON STOCK

The table below provides certain information regarding persons known by the Company to be the beneficial owners of more than five (5%) percent of the Company's Common Stock as of December 31, 2010. This information has been obtained from Schedules 13D and 13G filed with the Securities and Exchange Commission, and has not been independently verified by the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	469,550(1)	7.47

Ta Chen (B.V.I.) Holdings LTD(2) PO Box 3444 Road Town Tortola, British Virgin Islands	445,993(2)	7.09

Mr. Rung-Kun Robert Shieh (2) 7110 Rio Flora Place Downey, CA 90241	(2)

Ta Chen Stainless Pipe Co. LTD (2) No. 125, Sintian 2nd St., Rende Township Tainan County 717 Taiwan, R.O.C.	(2)
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	362,946(3)	5.77

(1) Royce & Associates, Inc. (“Royce”) is an investment advisor registered with the Securities & exchange Commission under the Investment Advisors Act of 1940.

(2) The information was derived from a Schedule 13D filed August 24, 2009, and that no amendments to that schedule, or Schedules 13G, have been filed in 2010 or 2011, but that the Company has been informally advised by a representative of the beneficial owner that the number and percentage of shares owned on December 31, 2010 was 459,703 and 7.31%.

     (3) These securities are owned by various individual and institutional investors, (including T. Rowe Price Small-Cap Value Fund, Inc., which owns 353,246 shares, representing 5.62% of the shares outstanding) for which T. Rowe Price Associates, Inc. (Price Associates) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the ownership of the Company's Common Stock as of February 28, 2011 by each director and nominee for director and each executive officer of the Company for whom compensation information is disclosed under the heading “Executive Compensation.”

Name of Beneficial Owner	Common Stock Beneficially Owned as of February 28, 2011	Percent of Class
James G. Lane, Jr.	220,989(1)	3.93
Murray H. Wright	207,533(2)	3.69
Ronald H. Braam	84,120(3)	1.50
Sibyl N. Fishburn	57,076(4)	1.01
Michael D. Boling	48,610(5)	*
Carroll D. Vinson	25,478	*
Craig C. Bram	25,218	*
Richard D. Sieradzki	2,739(6)	*
J. Kyle Pennington	2,086(7)	*
Jeffrey Kaczka	0	*
All Directors, Nominees and Executive Officers as a group (11 persons)	703,736(8)	12.51
*Less than 1%
(1) Includes 26,984 shares held by an IRA; and 93,750 shares owned by his spouse, as to which Mr. Lane disclaims beneficial ownership.
(2) Includes indirect ownership of 35,580 shares held by an IRA; 4,830 held by spouse; and 11,890 held in custodial accounts for minor children.
(3) Includes 27,000 shares which are subject to currently exercisable options; 13,526 shares allocated under the Company's 401(k)/ESOP.
(4) Includes 3,000 shares which are subject to currently exercisable options.
(5) Includes 8,762 shares allocated under the Company's 401(k)/ESOP.
(6) Includes 2,119 shares allocated under the Company's 401(k)/ESOP.
(7) Includes 1,966 shares allocated under the Company’s 401(k)/ESOP.
(8) Includes exercisable options to purchase 40,000 shares of common stock that beneficial owners have a right to acquire within 60 days; and 32,616 shares allocated under the Company's 401(k)/ESOP.

ELECTION OF DIRECTORS

The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than 15 individuals. Upon recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has fixed the number of directors constituting the full Board at six members and recommends that the six nominees listed in the table which follows be elected as directors to serve for a term of one year until the next Annual Meeting or until their successors are elected and qualified to serve. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director if elected.

If cumulative voting is not requested, the proxy agents named in the Board of Directors’ form of proxy that accompanies this proxy statement will vote the proxies received by them “FOR” the election as directors of the six persons named below. If cumulative voting is requested, the proxy agents named in the Board of Directors' form of proxy that accompanies this proxy statement intend to vote the proxies received by them cumulatively for some or all of the nominees in such manner as may be determined at the time by such proxy agents.

If, at the time of the Annual Meeting of Shareholders, or any adjournment(s) thereof, one or more of the nominees is not available to serve by reason of any unforeseen contingency, the proxy agents intend to vote for such substitute nominee(s) as the Board of Directors recommends.

The Board of Directors recommends that shareholders vote “FOR” the election of the six nominees listed below as directors of the Company.

The following table sets forth the names of nominees for director, their ages, the years in which they were first elected directors and a brief description of their principal occupations and business experience during the last five years. There are no family relationships among any of the directors and executive officers. The Board Committee assignments are as of February 28, 2011.

Name, Age, Principal Occupation, Other Directorships and Other Information	Director Since
Sibyl N. Fishburn, age 75 Mrs. Fishburn is a graduate of Hollins University, Roanoke, VA. Mrs. Fishburn is a member of the Audit, Nominating/Corporate Governance and Compensation & Long-Term Incentive Committees.	1979
James G. Lane, Jr., age 77 Mr. Lane served as Chief Executive Officer of the Company from 1987 until his retirement on January 31, 2002. He has served as Chairman of the Board since 1987 and is a member of the Executive Committee.	1986
Carroll D. Vinson, age 70
Prior to his retirement, Mr. Vinson was Principal and Managing Member of VH, LLC, a private real estate investment company from 2000 to 2007.   Other experience includes Chief Operating Officer of Insignia Properties Trust, a $2,500,000,000 real estate investment trust; Director and President of Metropolitan Asset Enhancement Group, a series of entities that controlled $2,000,000,000 in real estate; President of Insignia Financial Group, Inc., a real estate services and merchant banking company; and Partner with a national firm of  certified public accountants. He is a member of the Audit, Executive, Nominating/Corporate Governance and Compensation & Long-Term Incentive Committees.

1987
Murray H. Wright, age 65 Mr. Wright has been the Senior Counsel at the law firm of VanDeventer Black LLP, Richmond, VA since 2009. He is also founder and managing director of Avitas Capital, LLC, a closely held investment banking firm, founded in 1999, in Richmond, VA. In 1986, he founded the law firm of Wright, Robinson, Osthimer & Tatum, Richmond, VA. He served as Chief Executive Officer of the law firm from 1986 until his retirement in 2006. He serves on the Audit, Nominating/Corporate Governance and Compensation & Long-Term Incentive Committees.	2001
Craig C. Bram, age 52
Mr. Bram became CEO and a director of Synalloy on January 24, 2011.  From 2004 until September 24, 2010, he served as a director of the Company. He was the founder and has been President of Horizon Capital Management, Inc., an investment advisory firm located in Richmond, VA since 1995. He has also been a Managing Director with the McCammon Group, a mediation and consulting company based in Richmond, VA since 1995.  Mr. Bram was the CEO of Bizport, Ltd., a document management company in Richmond, VA, from 2002 through 2010.  Since 1997, Mr. Bram has served as a Director of TrialNet, Inc., an electronic billing company based in Richmond, VA. Mr. Bram serves on the Executive Committee.

2004

Jeffrey Kaczka, age 52
Since 2009, Mr. Kaczka has been engaged in philanthropic activities. Mr. Kaczka most recently served as Chief Financial Officer, International for Genworth Financial, Inc., Richmond, VA, a publicly traded Fortune 500 insurance and financial security company, from 2008 to 2009. Prior to that, he was the Senior Vice-President and Chief Financial Officer of Owens & Minor, Inc., a Fortune 500 company with leading market shares in the acute care medical and supply distribution in Richmond, VA, from 2001 to 2007. He is a broadly experienced financial executive whose career began at General Electric where over a 14-year span he progressed through positions at several GE operations.

Nominee

The Nominating/Corporate Governance Committee believes the combined business and professional experience of the Company’s directors, and their various areas of expertise make them a useful resource to management and qualify them for service on the Board. Most of the Company’s Board members, including Ms. Fishburn, Mr. Lane, Mr. Vinson, Mr. Wright and Mr. Bram, have served on the Board for a significant period of time. During their tenures, these directors have gained considerable institutional knowledge about the Company and its operations, which has made them effective board members. Because the Company’s operations are complex, continuity of service and this development of institutional knowledge help make the Board more efficient and more effective at developing long-range plans than it would be if there were frequent turnover in Board membership. When Board members retire from the Board, the Nominating Committee seeks out replacements who it believes will make significant contributions to the Board for a variety of reasons, including among others, business and financial experience and expertise, business and government contacts, relationship skills, knowledge of the Company, and diversity.

The Nominating/Corporate Governance Committee believes the current Board members are highly qualified to serve and each member has unique qualifications and business expertise that benefit the Company. Mrs. Fishburn is a member of the founding family of the Company. Her 30 years’ experience on the Board is considered a valuable asset to the Board.  Mr. Lane was a CPA on the audit staff of a national certified public accounting firm that is now a part of Ernst & Young.  His business career also includes Vice President-Finance for a data processing service company and president, Chief Executive Officer and a Director of a self-insurance service company that was a subsidiary of The Continental Group, Inc., President and Chief Executive Officer of the Company from 1987 to 2002 and Chairman of the Board since 1987. Mr. Vinson also was a CPA and was a Partner with a national firm of certified public accountants. He has extensive experience in the real estate investment business having served in a variety of positions including Chief Operating Officer, Director and President of a major real estate services and merchant banking company. Mr. Wright’s career as a trial lawyer, founder and Chief Executive Officer of a law firm and his business and financial experience as managing director of a closely held investment banking firm are considered to be valuable attributes to the Board. Mr. Bram has over 30 years experience in business management, financial operations, logistics, management consulting, business start-ups and strategic planning for a variety of companies. Mr. Bram was employed by the Reynolds Metals Company, a global aluminum manufacturer, in their corporate Logistics and Sales and Marketing departments. He is an investor in multiple private businesses and real estate ventures and also serves on the boards of several private companies where, until his recent appointment as CEO of the Company, he played an active role in their day-to-day operations. Mr. Kaczka, a first-time nominee for director, is a broadly experienced CFO with an excellent record of professional accomplishment both in the large private and public environments, including three Fortune 500 companies. He has experience in mergers and acquisitions, financing transactions, financial planning and analysis, controlling costs, SEC reporting, internal auditing controls, Sarbanes-Oxley, investor relations, knowledge of best practices as well as strategic planning and third party logistics. Mr. Kaczka was recommended to the Board for election by Craig Bram.

BOARD OF DIRECTORS AND COMMITTEES

Director Independence. The Board of Directors has determined that each of the following directors is independent as such term is defined by the NASDAQ Global Market Rules (the NASDAQ Rules): Sibyl Fishburn, James G. Lane, Jr., Carroll Vinson and Murray Wright. Jeffrey Kaczka, who is a first-time nominee for director, is also independent under the NASDAQ Rules. Until his resignation from the Board on September 24, 2010, Mr. Craig Bram was also deemed independent. Mr. Bram rejoined the Company effective January 24, 2011 as CEO and a director, and therefore, is no longer independent as defined by the NASDAQ Rules. The Board has also determined that each of the members of the Audit Committee, the Compensation & Long-Term Incentive Committee and the Nominating/Corporate Governance Committee is independent within the meaning of the NASDAQ Rules.

Board and Board Committee Meetings and Attendance at Shareholder Meetings. During fiscal year 2010, the Board of Directors met eight times. All members of the Board attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and of the committees of the Board on which they served. The Company encourages, but does not require, its directors to attend the Annual Meeting of Shareholders. Last year, all directors attended the annual meeting. The Company has standing Executive, Audit, Compensation & Long-Term Incentive and Nominating/Corporate Governance Committees of the Board of Directors.

Executive Committee. The members of the Executive Committee are James Lane, Chair, Carroll Vinson and Craig Bram. This Committee exercises the authority of the Board of Directors in the management of the business of the Company between the meetings of the Board of Directors. However, this Committee does not have, among other powers, the authority to amend the Certificate of Incorporation or Bylaws, to adopt an agreement of merger or consolidation, to recommend to the shareholders the sale, lease or exchange of the Company's property and assets, to declare a dividend, or to authorize the issuance of stock. This Committee met once in 2010.

Audit Committee. The Company has an Audit Committee established in accordance with Section 3(a)(58(A) of the Securities Exchange Act of 1934.

The Audit Committee members are Carroll Vinson, Chair, Murray Wright and Sibyl Fishburn. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors which is available on the Company's website at: www.synalloy.com. Each member of the Audit Committee is independent as defined in the NASDAQ Rules. The Audit Committee held five meetings during the year. During these meetings, the Audit Committee reviewed and discussed the audited financial statements to be included in the Company's Annual Report on Form 10-K, reviewed and discussed the Forms 10-Q for each quarter with management and the independent auditors prior to filing with the Securities and Exchange Commission (“SEC”), met independently with the independent auditors, interviewed and selected the independent auditors, reviewed the Audit Committee Charter, and had oversight of the Company's Code of Conduct.

Compensation & Long-Term Incentive Committee. The Compensation & Long-Term Incentive Committee is currently comprised of Murray Wright, Chair, Sibyl Fishburn, and Carroll Vinson, all of whom are independent as defined in the NASDAQ Rules. This Committee acts pursuant to a written charter which is available on the Company's website at: www.synalloy.com. This Committee met three times during the last fiscal year. During these meetings, the Committee reviewed and approved salaries, bonuses, incentive compensation and benefits for executive officers of the Company, and administered and made recommendations with respect to the Company's stock grant program, including the granting of shares thereunder, and reviewed the Committee’s charter.

The Committee considers recommendations from the Company's Chief Executive Officer in setting compensation for executive officers. The Director of Human Resources supports the Committee in its duties, and the Committee may delegate authority to the Human Resources Department to fulfill administrative duties relating to the Company's compensation programs. The Committee has the authority under its charter to retain and terminate, and approve fees for, compensation consultants and other advisors as it deems appropriate to assist it in the fulfillment of its duties. The Committee directly retained the services of a compensation consultant in 2010 to provide advice with respect to executive compensation. The Committee engaged the services of Keith Wheeler of HR Resources, a service of Benefit Controls Companies, Charlotte, NC, to conduct a compensation benchmarking project for eight key management positions within the Company’s corporate location and three key divisions. The scope of the evaluation included reviewing each position’s job description along with specific geographic, industry, and organizational size data used for benchmarking, including data obtained from Proxy statements filed in 2009 for specific comparable publicly traded companies. The compensation data points included annual base salary, short-term bonus/incentive, long-term incentive and total pay. The Committee also engaged Mr. Wheeler to do additional work to provide the Committee with options to restructure its short-term and long-term incentive compensation programs. The scope of the project included two steps: reviewing proxies from comparable companies to access similarities and differences in plan design; and interviewing the corporate and division key managers currently participating in the programs to gauge their perception of the effectiveness of these programs.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee is comprised of Sibyl Fishburn, Chair, Carroll Vinson and Murray Wright, all of whom are independent as defined in the NASDAQ Rules. This Committee acts pursuant to a written charter which is available on the Company's website at: www.synalloy.com. This Committee is responsible for reviewing and recommending changes in size and composition of the Board of Directors and evaluating and recommending candidates for election to the Company's Board. This Committee also reviews and oversees corporate governance issues and makes recommendations to the Board related to the adoption of policies pursuant to rules of the SEC, the NASDAQ, and other governing authorities, and as required by the Sarbanes Oxley Act. This Committee met once in 2010.

Compensation Committee Interlocks and Insider Participation. Murray Wright, Carroll Vinson and Sibyl Fishburn served on the Compensation & Long-Term Incentive Committee.

Related Party Transactions. The Company requires that each executive officer, director and director nominee complete an annual questionnaire and report all transactions with the Company in which such persons (or their immediate family members) had or will have a direct or indirect material interest (except for salaries, directors' fees and dividends on our stock). Management reviews responses to the questionnaires and, if any such transactions are disclosed, they are reviewed by Board of Directors. The Company does not, however, have a formal written policy setting out these procedures. There were no such transactions during the years ended January 1, 2011 or January 2, 2010. After his planned retirement effective April 30, 2011, Mr. Ronald Braam will serve in a consulting role to the Board of Directors in regard to the activities of the Chemicals Segment including assisting the CEO in reviewing potential acquisitions and serving as an advisor to the management staff.

The Company entered into a written employment agreement with Mr. Craig Bram in connection with his appointment as Chief Executive Officer effective January 24, 2011. The agreement provides for an annual salary of $250,000 per year. He is entitled to an incentive award for 2011 equal to 2% of pre-tax income if pre-tax income is between $7,530,000 and $9,210,000; 1% of pre-tax income if pre-tax income is below $7,530,000 and 2.75% of pre-tax income if pre-tax income is above $9,210,000, subject to certain conditions. For more information, see “Discussion of Executive Compensation – Employment Contracts.”

CORPORATE GOVERNANCE

Board Leadership Structure and Board’s Role in Risk Oversight
Our Bylaws provide for a Chairman elected by the Board from among its members, and our Bylaws further provide that two or more offices may be held by the same person.  Our Bylaws also make it clear that the business and affairs of the Company are managed under the direction of the Board of Directors, and that management control is subject to the authority of the Board of Directors to appoint and remove any of our officers at any time.  Our Board does not have a specific policy as to whether the role of Chairman and Chief Executive Officer should be held by separate persons, but rather makes an assessment of the appropriate form of leadership structure on a case-by-case basis.  The Board believes that this issue can be a part of the succession planning process and recognizes that there are various circumstances that weigh in favor of or against both combination and separation of these offices.  In fact, within the last decade we have employed both structures – combined offices and separate offices.  The Board believes it is in the best interests of the Company for the Board to make such a determination in light of current circumstances when it considers the selection of a new Chief Executive Officer or at such other time as is appropriate.

Since 2002, the roles of Chairman and Chief Executive Officer have been held by separate persons.  Our current Chairman, Mr. Lane, served as Chairman and Chief Executive Officer from 1987 until his retirement as Chief Executive Officer in 2002.  Because of his extensive knowledge of the business and operations of our Company, the Board believed it appropriate, and in our Company’s best interests, for him to continue to serve as Chairman upon election of the Chief Executive Officer who succeeded him, and upon election of our current Chief Executive Officer.  In this role, he provides important insights to the Board, and his institutional knowledge and experience with our Company make him a valuable resource to our Chief Executive Officer, other members of management, and our Board.

Our Board is actively involved in oversight of risks that could affect our Company.   The Board receives regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic risks.   These reports are reviewed by the full Board, or, where responsibility for a particular area of risk oversight is delegated to a committee of the Board, that committee reviews the report and then reports to the full Board.   The Audit Committee’s Charter requires the Committee to inquire of management and the registered public accountants about significant risks or exposures and assess the steps management has taken to manage such risks, and further requires the Committee to discuss with the registered public accountants the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., the Company’s Code of Conduct).

Director Qualifications and Nomination Process.

In recommending and evaluating candidates, the Nominating/Corporate Governance Committee takes into consideration such factors as it deems appropriate based on the Company's current needs. These factors may include diversity, age, skills such as understanding of appropriate technologies and general finance, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, and the interrelationship between the candidate's experience and business background and other Board members' experience and business background. Although the Nominating/Corporate Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees, the Committee considers racial and gender diversity, as well as diversity in business and educational experience among all of the directors, as part of the total mix of information it takes into account in identifying nominees. Additionally, candidates for director should possess the highest personal and professional ethics, and they should be committed to the long-term interests of the shareholders.

The Nominating/Corporate Governance Committee does not have any specific process for identifying director candidates. Such candidates are routinely identified through personal and business relationships and contacts of the directors and executive officers.

The Nominating/Corporate Governance Committee will consider as potential Board of Directors' nominees persons recommended by shareholders if the following requirements are met. If a shareholder wishes to recommend a director candidate to the Nominating/Corporate Governance Committee for consideration as a Board of Directors' nominee, the shareholder must submit in writing to the Nominating/Corporate Governance Committee the recommended candidate's name, a brief resume setting forth the recommended candidate's business and educational background and qualifications for service, the number of the Company's shares beneficially owned by the person, and a notarized consent signed by the recommended candidate stating the recommended candidate's willingness to be nominated and to serve. Additionally, the recommending shareholder must provide his or her name and address and the number of the Company's shares beneficially owned by such person. This information must be delivered to the Secretary of the Company at Post Office Box 5627, Spartanburg, South Carolina 29304 or at the Company’s corporate office for transmission to the Nominating/Corporate Governance Committee, and must be received not less than 90 days nor more than 120 days prior to the Annual Meeting of Shareholders. The Committee may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates recommended by shareholders that comply with these requirements will receive the same consideration that the Committee's candidates receive. The Nominating/Corporate Governance Committee routinely meets at the regular quarterly meeting of the Board of Directors next preceding the Annual Meeting.

Nominations for election as Directors may also be made by shareholders from the floor at the Annual Meeting of Shareholders provided such nominations are received by the Company not less than 30 nor more than 60 days prior to the Annual Meeting, contain the information set forth above, and otherwise are made in accordance with the procedures set forth in the Company's Bylaws.

Shareholder Communications with Directors

Any shareholder who wishes to send communications to the Board of Directors should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, Synalloy Corporation, Post Office Box 5627, Spartanburg, SC 29304. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An “appropriate shareholder communication” is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender's interest as a shareholder and not to any other personal or business interest.

In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to the independent or outside directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Audit Committee. In the case of communications addressed to committees of the Board, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

EXECUTIVE OFFICERS

Information about Mr. Craig Bram, the Company's Chief Executive Officer, is set forth above under “Election of Directors.”

Name, Age and Principal Position and Five-Year Business Experience
Richard D. Sieradzki, age 56
Mr. Sieradzki, a certified public accountant, was named Chief Financial Officer and Vice President, Finance effective June 18, 2010. He served as interim CFO from April 5, 2010 until his appointment as CFO and Vice President, Finance. In June 2007, he joined Synalloy as Assistant Vice President, Finance. Prior to joining the Company, he was employed by Buffets, Inc. – Ryan’s Division as Divisional Vice President, Finance from 2006 to 2007 and from 1988 to 2006, he was Vice President, Accounting and Corporate Controller at Ryan’s Restaurant Group, Inc.

Michael D. Boling, age 56
President of Bristol Metals, LLC’s Piping Systems Division, a subsidiary of the Company, since September 2009; President of Bristol Metals, LLC, from October 2005 to September 2009; and Vice President of Bristol Metals' Piping Systems division from 1987 to 2005.

J. Kyle Pennington, age 53
President of Bristol Metals, LLC’s Brismet Pipe Division, a subsidiary of the Company, since September  2009; Vice President of Manufacturing , Bristol Metals, LLC from December 2007 through September 2009. From 2006 to 2007, Mr. Pennington was Manufacturing/Logistics Manager at General Dynamics, Kilgore, TX; and from 2005 to 2006, he was Manager, Universal Packaging, Dell Computer Corporation, Nashville, TN.  Prior to joining Bristol Metals in 2007, Mr. Pennington worked 17 years in the metals industry including 12 years experience in executive management and service on the Board of Directors of Lone Star Steel.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than 10% of the common stock of the Company to file with the Securities and Exchange Commission reports of beneficial ownership and changes in beneficial ownership of common stock. Officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during 2010, all filing requirements applicable to its officers and directors were met on a timely basis.

DISCUSSION OF EXECUTIVE COMPENSATION

Objectives of the Company’s Compensation Program. The Company’s compensation policies are intended to induce senior managers, including executive officers, to maximize value for shareholders over the long term.  There are three components of each compensation package:  base salary, short-term cash incentive compensation and long-term incentive compensation.  Together, the three elements of compensation for named executives are intended to attract, retain and give incentives to those individuals to the ultimate benefit of the Company and its shareholders.

The three elements of executive compensation are more fully described below, as are the methods used in determining their values.

Base Compensation.  The Compensation & Long-Term Incentive Committee (the “Committee”) determines base salaries by considering market forces in the geographic area and in the industry applicable to each business unit. In 2010 the Committee retained the services of a compensation consultant to provide advice with respect to executive compensation including benchmarking executive compensation. Additional information on executive compensation is obtained by reviewing executive compensation information in proxy statements, and various publications and surveys that contain data about executive compensation for manufacturing companies. In addition, the Company considers the attributes of each individual executive, including but not limited to his or her longevity with the

Company, his or her educational background and experience, the particular responsibilities of his or her position, the compensation of others with similar background, credentials and responsibilities, and his or her past level of performance, as well as prospective assumptions. The Company believes it executive base compensation is in the lower range of similarly situated companies.

Short-Term Incentive Compensation.  For several years, the Company has maintained a short-term cash incentive program which tended to be somewhat more generous than that of our peers when profits were robust, and paid the employees nothing unless minimum returns on average shareholders’ equity were achieved.  The cash incentive program compensated each manager eligible for such incentive compensation pursuant to a formula based upon returns on average equity in his business unit during the year, with the intention of making every senior manager’s cash compensation dependent upon measurable objective performance criteria.  Subsidiary senior managers have participated in profit sharing pools determined by the performance of their business units, while the Chief Executive Officer’s incentive compensation is based on consolidated profitability.  See “Compensation of Directors and Executive Officers – Employment Contracts.”

The formula employed with respect to the cash incentive program has been to award an incentive pool to each business unit in an amount equal to 10% of the unit’s operating income in excess of a threshold of 10% return on average shareholders’ equity employed in that business unit.  A minimum of 60% of the incentive would be paid to designated participants pro rata to their salaries. A minimum of 10% and a maximum of 40% of the incentive pool could also be paid to designated participants in any proportion based on subjective criteria solely at the discretion of the Chief Executive Officer and approval of the Committee.  A maximum of 30% of the incentive pool could be distributed to employees who were not designated participants in any proportion at the discretion of the Chief Executive Officer.

Mr. Boling was the only named executive in the Summary Compensation Table for the 2010 year who received payment under this plan in 2010.

The Chief Executive Officer’s cash short-term incentive compensation for 2010 was specified in his employment contract which provided for payment of annual short-term incentive compensation equal to 5% of operating income before income taxes in excess of an amount equal to 10% of average stockholders' equity. These profitability goals were not met for 2010, so Mr. Braam did not receive any short-term incentive compensation for the year.

As discussed below under “Compensation of Directors and Executive Officers–Changes to Short-Term and Long-Term Incentive Compensation for 2011,” the short-term incentive compensation program has been changed for 2011.

Bonuses. Other senior managers at the Company’s headquarters, including the Chief Financial Officer and other senior executives, receive cash bonuses based upon their individual performance as determined subjectively by the Chief Executive Officer and the Committee. There is no maximum or minimum amount currently established for these individuals, but there has been an indirect linkage between the size of the cash bonus pool, and the amounts allocated to these individuals. Mr. Sieradzki’s 2010 bonus was based on his efforts in accomplishing specific directives of the Board including transitioning into the role of CFO from Assistant Vice President, Finance, negotiating a new banking agreement for financing and completing the implementation of a new software program for the Chemicals Segment.

Long-Term Incentive Compensation.   For the past several years, including 2010, the Company has also provided to senior managers a long-term incentive compensation component.  Since 2005, the long-term incentives have been grants of restricted stock under the 2005 Stock Awards Plan (the 2005 Plan). Grants of restricted shares instead of options under the 2005 Plan were expected to benefit the Company in that such grants avoided the complicating issues of accounting for the cost of option grants, while exposing the grantees to both the positive and negative aspects of changes in market price of the Company’s common stock over time. Grants of restricted stock augmented the cash component of compensation in a number of ways.  The grants vested in 20% increments over a period of five years from the date of grant as long as the employee remained employed by the Company.  Over time, the program provided an incentive for the executives to remain with the Company in the long term, as vesting depended upon continued employment.

The Committee did not establish targeted long-term incentive awards for the named executives under the 2005 Plan, but rather based the awards on a discretionary evaluation. The Committee has historically evaluated the achievement of the goals of the executive’s business unit, which were also considered the executive’s goals since he had management responsibility for the unit. The granting of awards under the 2005 Plan began with a discretionary determination by the Chief Executive Officer and the Committee of the dollar value of the stock available to be awarded for performance in a given year. For the 2010 awards, this dollar amount was $400,000. The size of the grant pool could rise or fall over time, depending on the long-term performance of the Company. The awards were made the following year and the total number of restricted shares available to be awarded would be determined by dividing the previously determined dollar value of available stock by the average of the high and low sales prices on the trading day immediately prior to the determination date. The number of shares so determined would be the maximum number that could be awarded to all participants for the prior year’s performance.

The Chief Executive Officer and the Committee also agreed at the beginning of the performance year upon specific milestones, largely comprised of measurable business metrics within each business unit which could be impacted by management. The Committee’s goal was to apply certain common goals across all levels of senior management, in addition to specific goals within their areas of responsibility. These goals were established and communicated to managers in February or March of each year. The Committee reviewed progress towards the goals during the performance year and evaluated the performance of each business unit after the end of the year. Based on its evaluation, the Committee awarded restricted shares to the participants as it deemed appropriate. Corporate goals for 2010 included both financial and operating targets.  Financial targets included, among others, revenue and profit growth, return on invested capital, and cost control. Operating targets included, among others, customer relationship issues, product quality, and plant process efficiency. Quarterly reports on progress toward goals were produced by each business unit and senior management, and communicated to the Committee for review.

The Committee could, and did, use its discretion to determine the number of shares awarded to each named executive officer. The Committee did not use multiple levels of performance which are tied to multiple levels of awards. Rather, it subjectively evaluated the extent to which a named executive officer’s business unit achieved or made progress toward achieving its goals after considering the available data and it then used its collective judgment to make awards it believed to be appropriate to the level of performance of the named executive.

Subsequent to the granting of stock awards in 2011 for 2010 performance, the Committee has no present plans to grant further awards under the 2005 Plan, though it continues to have the right to do so. The Committee currently plans to issue future equity compensation pursuant to the 2011 Long-Term Incentive Stock Option Plan (the 2011 Plan), if the plan is approved by shareholders.

The Committee has determined, by means of its work with its compensation consultant and in the process of selecting its new CEO, that the 2005 Plan was not as focused on objective performance as would be the proposed 2011 Plan.  In order to position the Company to compete with others in the marketplace for a new CEO and other senior managers, the Committee recommended to the Board, and the Board approved, changing the form of long-term incentive awards from restricted stock under the 2005 Plan to stock options under the 2011 Plan, if the 2011 Plan is approved by shareholders at the 2011 Annual Meeting. If the 2011 Plan is approved by shareholders and implemented, the Committee believes that the Company’s three components of executive compensation will be more closely aligned with general practice in the marketplace, and will be of benefit in recruiting and retaining senior managers. Awards of stock options will also continue to align the interests of executives with those of shareholders because the options will only be of value to executives if the value of the Company’s shares increases. Additionally, the options will also continue to encourage executives to remain employed by the Company because they do not fully vest until after five years of continued employment.

Changes to Short-Term and Long-Term Incentive Compensation for 2011

Effective January 1, 2011, the Committee established the 2011 Short-Term Cash Incentive and Options Plan (the 2011 Incentive Plan) to replace the previous short-term and long-term incentive programs for the divisional and corporate management.

The 2011 Incentive Plan consists of two components – short-term cash incentive compensation and long-term incentives in the form of stock options to be issued under the 2011 Plan. The 2011 Incentive Plan will have pre-tax income target ranges for each division and for the entire Company and will exclude any inventory profits or losses applicable to the Brismet Pipe Division. The division short-term cash incentive compensation pool will be equal to a designated percentage of pre-tax income achieved by that division, or in the case of corporate, achieved by the entire Company. A percentage of pre-tax income will be set annually by the Committee for achieving the target range. There will also be a lower percentage of pre-tax income for coming in below the target range, and a higher percentage of pre-tax income for coming in above the target range. Each participant will be assigned a percentage of the division’s short-term cash incentive compensation pool. The short-term cash incentive compensation will be reduced 5% for each lost time accident occurring at each division. The corporate short-term cash incentive compensation pool will be reduced by 5% for each lost time accident of the division with the most lost time accidents for the year. The short-term cash incentive compensation will be further reduced by an amount to reflect any failure to reach targeted inventory turn goals.

Under the long-term incentive component, named participants will be granted stock options equal to a percentage of their base salary if pre-tax income is within target range for their division, or in the case of corporate, achieved by the entire Company, and a higher percentage of their base salary if pre-tax income is above target range. No options will be granted if pre-tax income is below target range.

Other Matters.  Executive officers make recommendations with respect to salaries of their subordinates.  The Committee sets the salaries of the Chief Executive Officer, Chief Financial Officer, Corporate Secretary and the head of each business unit.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about compensation paid or accrued by the Company and/or its subsidiaries to or for the account of each of the chief executive officer and the three other highest paid executive officers of the Company whose compensation for the fiscal year ended January 1, 2011 exceeded $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(i)	(j)
Ronald H. Braam (1)	2010	200,000	-	157,500	-	8,393	365,893
President and CEO	2009	200,000	-	5,220	-	9,800	215,020
	2008	200,000	-	29,744	165,873	9,200	404,817

Richard D. Sieradzki(2)	2010	145,736	47,500	19,688	-	6,442	219,366
CFO

Summary Compensation Table (continued)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(i)	(j)
Michael D. Boling	2010	150,000	-	-	289,036	6,411	445,447
President of Bristol	2009	150,000	-	-	-	9,800	159,800
Metals, LLC's Piping	2008	150,000	-	23,187	221,169	9,200	403,556
Systems Division, a subsidiary

J. Kyle Pennington	2010	150,000	-	-	-	6,012	156,012
President of Bristol	2009	135,209	-	-	-	7,343	142,552
Metals, LLC's Brismet Pipe Division, a subsidiary

(1)	Mr. Braam served as CEO until January 23, 2011. Until his planned retirement on April 30, 2011, Mr. Braam serves as Special Advisor to the newly appointed CEO, Craig C. Bram.

(2)	Mr. Sieradzki was named CFO effective June 18, 2010.

Bonuses – Mr. Sieradzki was paid a discretionary cash bonus based on various considerations, including the Company's financial results, compensation of other executive officers and an evaluation of his job performance. For more information on cash bonus compensation, see “Discussion of Executive Compensation – Bonuses.”

Stock Awards – The information in this column relates to restricted stock awards. The amounts in this column represent the dollar amounts of the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Based on FASB ASC Topic 718, the dollar value of the stock awards is the grant-date fair value, calculated using the average of the high and low stock price on the day prior to grant date. For 2010 and 2009 the grant price per share was $7.875 and $5.22, respectively. See Note G to the Company’s consolidated financial statements for the year ended January 1, 2011, which are included in the Company’s 2010 Annual Report on Form 10-K for additional disclosure of all assumptions made with respect to valuation of both stock and option awards.

Non-Equity Incentive Plan Compensation –Cash incentive compensation based on a short-term incentive plan that provides for incentive awards to be paid to senior divisional managers in an aggregate amount equal to 10% of the net earnings before income taxes in excess of a predetermined percentage (10% in 2010) of average stockholders' equity for the applicable division or subsidiary. Messrs. Boling and Pennington were eligible for incentive awards under this plan. Messrs. Braam and Sieradzki were not participants in this plan. Mr. Braam is entitled to cash incentive compensation under a written employment contract equal to a percentage (5% for 2010) of net earnings before income taxes in excess of a predetermined percentage (10% for 2010) of average stockholders' equity. No payouts were made for 2010 under the Company's non-equity incentive plans to Mr. Pennington or to Mr. Braam pursuant to his employment contract.

For more information on short-term incentive compensation, see the “Discussion of Executive Compensation – Short-Term Incentive Compensation.”

All Other Compensation – The amounts shown in this column represent the Company’s contributions pursuant to the 401(k)/Employee Stock Ownership Plan for the named executives. Perquisites for each named executive officer were less than $10,000.

Grants of Plan-Based Awards

Name (a)	Grant Date (b)	All Other Stock Awards Number of Shares of Stock or Units (#) (1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
		(i)	(k)	(l)
Ronald H. Braam	2/24/2010	20,000	7.875	157,500
Richard D. Sieradzki	2/24/2010	2,500	7.875	19,688
Michael D. Boling	2/24/2010	0	-	0
J. Kyle Pennington	2/24/2010	0	-	0

(1)
Awards of restricted shares to the named executives in 2010 pursuant to the 2005 Plan were based on achievement of pre-determined quantifiable and qualitative goals during 2009. The shares vest in 20% increments beginning one year from date of grant, and any unvested shares are forfeited upon termination of employment. Dividends accrue and are paid to named executives upon vesting of any portion of the restricted stock.

Awards of restricted shares were also made on February 9, 2011 to the named executives pursuant to the 2005 Plan for 2010 performance. Under the 2005 Plan awards of restricted stock, valued at 13.34, were made to certain key executives based on achievement of pre-determined quantifiable and qualitative goals during 2010 as follows: Mr. Sieradzki– 2,500 shares; and Mr. Pennington – 1,200 shares. See Discussion of Executive Compensation for more information on long-term incentive compensation.

(2)	Computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End 2010

The following table sets forth information about stock option and restricted stock awards outstanding at the end of 2010 for each of our named executive officers. No other stock awards were outstanding at the end of 2010.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)
Ronald H. Braam	27,000	0	9.96	2/3/2015	23,720	287,486
Richard D. Sieradzki	0	0			2,620	31,754
Michael D. Boling	0	0			2,933	35,548
J. Kyle Pennington	0	0			120	1,454

(1)
Includes restricted stock awards granted February 12, 2007, of which 20% vest annually beginning February 12, 2008; restricted stock awards granted February 12, 2008 of which 20% vest annually beginning February 12, 2009; restricted stock awards granted February 12, 2009 of which 20% vest annually beginning February 12, 2010. Stock awards are subject to the recipient’s continuing to be employed by the Company and other conditions described under “Equity Plans – Stock Awards Plan.”

(2)	Based on the December 31, 2010 closing stock price of $12.12 per share.

2010 Option Exercises and Stock Vested

The following table sets forth information about restricted stock awards that vested in 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
(a)	(b)	(c)	(d)	(e)
Ronald H. Braam	4,800	19,248	1,240	9,833
Richard D. Sieradzki	0	0	40	317
Michael D. Boling	0	0	1,295	10,269
J. Kyle Pennington	0	0	40	317

(1)	Based on the market value of the shares on the vesting date.

Director Compensation

Non-employee directors are paid an annual retainer of $35,000, and each director has the opportunity to elect to receive $15,000 of the retainer in restricted stock. For 2010 and 2011, each director elected to receive $15,000 of the annual retainer in restricted stock. The number of restricted shares issued is determined by the average of the high and low stock price on the day prior to the Annual Meeting of Shareholders. In 2010 non-employee directors including Messrs. Lane, Vinson, Wright and Mrs. Fishburn received 1,531 shares of restricted stock, and Mr. Bram received 766 shares of restricted stock (an aggregate of 6,890 shares). The shares granted to the directors are not registered under the Securities Act of 1933 and are subject to forfeiture in whole or in part upon the occurrence of certain events. In addition, directors are compensated $1,500 for each board meeting attended in person; $1,000 for each telephone Board meeting; and $1,000 for attendance at committee meetings not held on Board meeting days. The Chairman of the Board, the Audit Committee and the Compensation & Long-Term Incentive Committee Chairs receive additional annual compensation of $5,000 each. Directors are reimbursed for travel and other expenses related to attendance at meetings. Directors who are employees are not paid extra compensation for service on the Board or any committee of the Board.

The following table sets forth information about compensation paid by the Company to non-employee directors for the year ended January 1, 2011.

Name	Fees Earned or Paid in Cash ($) (1)	Total
(a)	(b)	(h)
James G. Lane, Jr.	59,000	59,000
Sibyl N. Fishburn	50,000	50,000
Carroll D. Vinson	63,000	63,000
Murray H. Wright	57,375	57,375
Craig C. Bram	33,000	33,000

(1)	As discussed above, each director elected to be paid $15,000 of his annual retainer in stock (1,531 shares each for Messrs. Lane, Vinson and Wright and Mrs. Fishburn; and 766 shares for Mr. Bram).

Employment Contract

The Company entered into a written employment agreement with Mr. Ronald Braam, which was effective January 1, 2006, in connection with his appointment as Chief Executive Officer. The agreement provides for an annual salary of $200,000, and annual short-term incentive compensation equal to 5% of operating income before income taxes (as further defined in the agreement) in excess of an amount equal to 10% of average stockholders' equity. The agreement also provides certain fringe benefits and contains provisions for salary continuation benefits in the event of Mr. Braam's disability or death under specified conditions as described in the next paragraph, during the term of his employment with the Company. The agreement was for an initial term of one year, which automatically extended for an additional year on each anniversary unless either party gives 90 days advance notice of intention to cancel the agreement.

The agreement also provides that Mr. Braam will be entitled to participate in all employee benefit plans in accordance with the terms of those plans. In the event of Mr. Braam's permanent disability or death while employed by the Company, he will be entitled to a payment equal to his current base salary at the date of death or disability until the next anniversary date of the agreement, which shall in no event be less than three months, together with his bonus compensation for that fiscal year prorated to the date of termination of his employment as a result of permanent disability or death. If Mr. Braam's employment with the Company had terminated on January 1, 2011, as a result of his permanent disability or death, he would have been entitled to a payment of $50,000 with respect to his base salary and no compensation with respect to his short-term cash incentive compensation. The agreement contains Mr. Braam's covenant not to engage, directly or indirectly, in competition with the Company with respect to the businesses in which it is engaged on the date his employment is terminated for a period of one year after termination of his employment. Mr. Braam also agrees not to disclose, at any time during his employment with the Company or thereafter, any of the Company's confidential information.

On January 24, 2011, in connection with the appointment of Mr. Craig Bram as Chief Executive Officer and President, Mr. Braam agreed to modify his position under the employment agreement from Chief Executive Officer and President to Special Advisor to the Chief Executive Officer, and to serve in this capacity until his planned retirement on April 30, 2011.  The employment agreement will remain in effect until the date of his retirement, and will then terminate. After his retirement, Mr. Braam will serve as a consultant to the Company. For additional information, see “Board of Directors and Committees – Related Party Transactions.”

The Company entered into a written employment agreement with Mr. Craig Bram in connection with his appointment as Chief Executive Officer effective January 24, 2011. The agreement provides for an annual salary of $250,000 per year. In addition to the base salary for each fiscal year during which he serves as CEO and provided Mr. Bram is employed by the Company on the last day of such fiscal year he will be entitled to a cash incentive award if the Company meets designated earnings targets. For 2011 he will be entitled to a cash incentive award equal to 2% of pre-tax income if pre-tax income is between $7,530,000 and $9,210,000; 1% of pre-tax income if pre-tax income is below $7,530,000 and 2.75% of pre-tax income if pre-tax income is above $9,210,000. Pre-tax income will be as reflected on the Company's financial statements adjusted by an amount to eliminate the effect of inventory profits and losses applicable to the Brismet Pipe Division. The cash incentive award shall be reduced 5% for each lost time accident occurring at the division with the most lost time accidents during the year. The cash incentive award shall be further reduced by an amount to reflect any failure to reach targeted inventory turn goals. If the inventory turns are below the target for either of the operating divisions, Mr. Bram’s cash incentive award is reduced 10%.

Pursuant to his employment contract, Mr. Bram was granted options to purchase 100,000 shares of common stock on January 24, 2011 under the 2011 Long-Term Incentive Stock Option Plan, which has been approved by the

Board, subject to approval by the Company's shareholders at the 2011 Annual Meeting. For more information on this plan, see discussion of Item 2 – “Proposal to approve the 2011 Long-Term Incentive Stock Option Plan.” The exercise price of the options was $11.55 per share. Simultaneously, Mr. Bram was also granted 13,420 shares of restricted stock under the Company's 2005 Stock Awards Plan. For more information on this plan, see “Discussion of Executive Compensation–Equity Plans.”

The agreement also provides that Mr. Bram will be entitled to participate in all employee benefit plans in accordance with the terms of those plans. In the event of Mr. Bram's permanent disability or death while employed by the Company, he will be entitled to a payment equal to his current base salary at the date of death or disability until the next anniversary date of the agreement, which shall in no event be less than three months, together with his cash incentive compensation for that fiscal year prorated to the date of termination of his employment as a result of permanent disability or death. The agreement contains Mr. Bram's covenant not to engage, directly or indirectly, in competition with the Company with respect to the businesses in which it is engaged on the date his employment is terminated for a period of one year after termination of his employment. Mr. Bram also agrees not to disclose, at any time during his employment with the Company or thereafter, any of the Company's confidential information.

Equity Plans

Stock Option Plans

The Company has two stock option plans, the 1998 Long-Term Incentive Stock Option Plan and the 1994 Non-Employee Directors’ Stock Option Plan, both of which were approved by shareholders. The 1998 Plan is an incentive stock option plan. Both plans had ten year terms and have terminated, and no further grants may be made under either plan. The Company did not grant any options during 2009 or 2008. Under the 1998 Plan, which covers officers and key employees, options were exercisable beginning one year after date of grant at a rate of 20% annually on a cumulative basis, and unexercised options expire ten years from the grant date. Under the 1994 Non-Employee Directors’ Plan, options were exercisable at the date of grant. Currently, there are options outstanding under both plans. The grant period for the 1994 Plan expired in April 2004, but options may be exercised under the 1994 Plan until April 2012. The grant period for the 1998 Plan expired April 30, 2008, but options may be exercised under this Plan until February 2015. The exercise price for options granted under these plans is 100% of the fair market value of the Company's Common Stock on the date the option was granted. Certain restrictions exist as to the time in which options can be exercised. In the event that (a) all or substantially all of the assets or Common Stock of the Company (or a subsidiary or division of the Company in which the option holder is employed) are/is sold to an entity not affiliated with the Company, or (b) a merger or share exchange with an unaffiliated party occurs in which the Company is not the surviving entity, an option holder may exercise, in addition to the above, 50% of the options not otherwise exercisable because of the vesting period requirement, subject to certain limitations.

Incentive stock options are not transferable other than by death and can only be exercised during the employee's lifetime by the employee. Under the 1994 Plan, in the event a person ceases to be a non-employee director for reasons other than death, the unexpired options must be exercised by the earlier of three years after termination of Board service not to exceed 10 years after date of grant. At February 28, 2011, there were 44,000 options outstanding and exercisable under both plans.

Stock Awards Plan

The 2005 Stock Awards Plan, approved by shareholders at the April 28, 2005 Annual Meeting, and amended by the Board of Directors effective at its February 2008 meeting, authorizes issuance of up to 300,000 shares which may be awarded for a period of ten years from the effective date of the plan. Stock awards will vest in 20% increments annually on a cumulative basis, beginning one year after the date of grant. In order for the awards to vest, the employee must be in the continuous employment of the Company or a subsidiary since the date of the award. Any portion of an award that has not vested will be forfeited upon termination of employment. The Company may also terminate any portion of an award that has not vested upon an employee's failure to comply with all conditions of the award or the plan. Vesting of up to 50% of awards will automatically accelerate in the event of (i) a sale of all or substantially all of the assets of the Company (or a subsidiary or division of the Company in which the employee is employed) to an entity not affiliated with the Company, (ii) a merger or share exchange with an unaffiliated party in which the Company is not the surviving entity, or (iii) a similar sale or exchange transaction that, in the Committee's sole discretion, justifies such vesting. If one of the events described in (i), (ii) or (iii) above had occurred as of January 1, 2011, half of the restricted shares shown in the “Number of Shares or Units that have not Vested” column of the Outstanding Equity Awards at Fiscal Year Ended 2010 table would have vested immediately.

Shares representing awards that have not yet vested are held in escrow by the Company and an employee is not entitled to any voting rights with respect to any such shares. Share awards that have not vested are not transferable.

On February 12, 2009, a total of 5,500 shares were awarded under this incentive program, including 1,000 awarded to the named executive officers, of which 200 shares vested on February 12, 2010.

On February 24, 2010, a total of 51,500 shares were awarded under this incentive program, including 22,500 to the named executive officers, of which 4,500 vested on February 24, 2011.

 On February 9, 2011, a total of 13,300 shares were awarded under this incentive program, including 3,700 to the named executive officers.

At February 28, 2011, 206,543 shares remain available for grant pursuant to the 2005 Stock Awards Plan; however, the Compensation & Long-Term Incentive Committee has no present plans to grant further awards under this plan though it continues to have the right to do so. The Committee currently plans to issue future equity compensation pursuant to the 2011 Long-Term Incentive Stock Option Plan if the plan is approved by shareholders. For more information, see Item 2 – “Proposal to Approve the 2011 Long-Term Incentive Stock Option Plan.”

Retirement Plans

401(k)/ESOP Plan

The Company sponsors a 401(k)/Employee Stock Ownership Plan (the “Plan”). All employees (except those employees who are entitled to participate in Union-sponsored plans) who are 21 years or older are automatically enrolled at a pre-determined percentage following 60 days of full-time employment with the Company. Employees may choose to opt out or elect to change the default deferral rate. Employees are eligible to receive a matching contribution in the month following their one-year anniversary.

Employees are permitted to contribute up to 100% of earnings not to exceed a dollar amount set by the Internal Revenue Service on a pretax basis through payroll deduction. Employees are permitted to change the election daily and can revoke the election at any time. Employee contributions are 100% vested at all times. The employee can invest his deferred contribution in any of the investment funds offered; however, employee contributions cannot be invested in Company stock.

Contributions by the Company are made primarily in Company Stock. For each plan year, the Company contributes on behalf of each participant who is eligible to share in matching contributions for the plan year, a discretionary matching contribution equal to a percentage which is determined each year by the Board of Directors subject to a maximum of 4% in 2010 and 2011. The matching contribution is allocated within 15 days of each pay period. In addition to the matching contribution, the Company may make a discretionary contribution which shall be distributed to all eligible participants regardless of whether they contribute to the Plan. No discretionary contributions have been made to the Plan.

Distributions are not permitted before age 59 1/2 except in the event of death, disability, termination of employment or reason of proven financial hardship as defined according to IRS guidelines. The Plan provides for payment of the participant's account balance upon death, disability or retirement in the form of cash or Company stock or both. If employment terminates for reasons other than retirement, disability or death (e.g. resignation or termination by the

Company), any discretionary portion of a participant's account balance will vest as follows: less than three years service – 0% vested; three or more years – 100% vested.

Unvested amounts are forfeited and allocated to participants eligible to participate for a plan year. The Plan permits rollovers from qualified plans at the discretion of the Company. The Plan is permitted to borrow money to purchase Company stock. All Company stock acquired by the Plan with the proceeds of a loan is maintained in a suspense account and is withdrawn and allocated to participant's accounts as the loan is paid. While a participant in the Plan, an employee may direct the trustee to vote shares allocated to his or her account in accordance with employees' wishes.

All Plan assets are held by an independent trustee. The trustee invests all assets and makes payment of Plan benefits. The Plan is managed and administered by an independent administrator and a Pension Committee comprised of the corporate officers of the Company. Expenses incurred for the administration of the Plan are paid by the Company. The Plan reserves to the Board of Directors of the Company the right to amend the Plan in any manner or terminate the Plan at any time. The Plan may be amended to preserve the qualification of the Plan under the applicable provisions of the Internal Revenue Code, as amended from time to time. For 2010, the Company's total matching contribution was $364,000.

PROPOSAL TO APPROVE THE 2011 LONG-TERM INCENTIVE STOCK OPTION PLAN
(Item 2 on Proxy Card)

The Board of Directors is also seeking shareholder approval of the Synalloy Corporation 2011 Long-Term Incentive Stock Option Plan (the “2011 Plan”). On January 21, 2011, the Board of Directors of the Company adopted the 2011 Plan, which authorizes issuance of up to 350,000 shares of the Company's common stock pursuant to the plan. The 2011 Plan will not become effective unless approved by the shareholders at the April 28, 2011 Annual Meeting. The vote of the majority of the shares of Common stock present at the Annual Meeting is required. As discussed under “Discussion of Executive Compensation – Long-Term Incentive Compensation,” the Board believes awards of options under this Plan will provide better incentives for performance by our executives than did grants of restricted shares under the 2005 Plan, while continuing to align the interests of our executives with those of the Company’s shareholders, and continuing to encourage long-term employment.

The 2011 Plan authorizes incentive options for key executive employees of the Company to provide them with an opportunity to obtain an equity interest in the Company and to increase their stake in the future growth and prosperity of the Company. The 2011 Plan is also intended to induce continued employment of key employees and to enable the company to attract new key personnel when needed.

Summary of the 2011 Plan

The following is a summary of the provisions of the 2011 Plan and is in all respects subject to the actual provisions of the 2011 Plan, a copy of which is included with this proxy statement as Appendix A and incorporated herein by reference.

Administration. The 2011 Plan shall be administered by the Compensation & Long-Term Incentive Committee (the “Committee”), comprised of three members of the Company’s Board of Directors who are non-employee directors, as defined by the 2011 Plan.

Eligibility. Any salaried employee of the Company, or any of its subsidiaries or affiliated entities, who, in the judgment of the Committee, occupies a management position in which his efforts contribute to the profit and growth of the company may be granted one or more options under the 2011 Plan. The Committee will designate employees to whom options are to be granted; will designate options granted under the 2011 Plan as Incentive Stock Options (“ISOs”) as defined in Section 422(b) of the Internal Revenue Code of 1986 (the “Code”), as amended; and will specify the number of shares subject to each option.  Options not designated as ISOs shall be Non-Qualified Options (“NQOs”).

The Committee shall have complete authority to interpret all provisions of the 2011 Plan consistent with law, to prescribe the form of instruments evidencing the stock options granted under the 2011 Plan, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for the administration of the 2011 Plan.

Stock. There shall be reserved for the granting of awards pursuant to the 2011 Plan, and for issuance and sale pursuant to such awards, 350,000 shares of the Company’s common stock of the par value of $1.00 per share (the “common stock”).  The maximum number of shares of common stock that may be issued in connection with options intended to be ISOs shall be 350,000 shares subject to adjustment to reflect any change in the capitalization of the Company.

If any option is terminated, in whole or in part, for any reason other than the exercise thereof, the shares allocated to the option or portion thereof so terminated may be reallocated to another option or options to be granted under this Plan.

Option Price. The option price for options granted under this Plan will be 100% of the fair market value on the date the option is granted. Fair market value is determined by averaging the high and low prices for the stock for the day prior to the option grant date as reported by the NASDAQ Global Market (or such other exchange or market on which such value is being determined), or if closed, on the last preceding date on which the exchange was open for trading.

Exercise of Options. Options may be exercised beginning one year after the date granted at the rate of 20% annually on a cumulative basis; however in no event shall an option be exercisable more than ten years after the date of grant. In the event that (a) all or substantially all of the assets or common stock of the Company (or a subsidiary or division of the  Company in which he is employed) are sold to an entity not affiliated with the Company, (b) a merger or share exchange with an unaffiliated party occurs in which the Company is not the surviving entity, or (c) a similar sale or exchange transaction occurs, which in the Committee’s sole discretion justifies an exercise right, an option holder may exercise in addition to the above, 100% of the options not otherwise exercisable because of the holding period requirement subject to the limitation that in no event shall ISOs under this and all other option plans of the Company having an aggregate fair market value in excess of $100,000 at the dates of grant become exercisable by an optionee for the first time during a calendar year.

Except for special provisions covering retirement, disability and death of an optionee, options can only be exercised by an employee who has been in the continuous employment of the Company since the date the option was granted. Options granted under the 2011 Plan to an employee shall not be transferable by him except by will or the laws of descent and distribution.

Adjustments. Appropriate adjustments shall be made in the price of the shares and the number allotted or subject to allotment if there is any change in the Common Stock as a result of a stock dividend, stock split, recapitalization, merger, reorganization, consolidation, reclassification, combination or exchange of shares, stock split, stock dividend, rights offering, or other event affecting shares of the Company.

Method of Exercise. An option may be exercised by notifying the Company’s secretary in writing, together with full payment in cash or by such other proper method specifically approved by the Committee, provided the Committee may impose other reasonable requirements on exercise under the 2011 Plan.

Amendment and Termination of the 2011 Plan. No option may be granted after January 24, 2021.

The Board of Directors has authority to alter, amend or terminate the 2011 Plan; however, the following amendments also require shareholder approval: (a) increase the total number of shares of stock  that may be issued under the 2011 Plan (other than as specified in the 2011 Plan); (b) change the manner of determining the option price; (c) assign the administration of the 2011 Plan otherwise than to a committee of the Board of Directors; (d) permit any person while a member of the Committee administering the 2011 Plan to be eligible to receive or hold options under the 2011 Plan; (e) change the eligibility requirements for participation in the 2011 Plan, or (f) extend the term of the 2011 Plan.

Duration of the Plan. Unless previously terminated by the Board of Directors, the 2011 Plan shall be effective for a period of ten years from January 24, 2011, the effective date of the 2011 Plan.

New Plan Benefits

Subject to approval of the 2011 Plan by shareholders at the 2011 Annual Meeting, the Company has granted options to purchase 100,000 shares of its common stock at an exercise price of $11.55 per share to Craig Bram, its CEO.  These options vest in 20% increments over five years.  The market value of the shares underlying these options on February 28, 2011 was $1,421,000.

The benefits to be received under the 2011 Plan by other individuals are not determinable at this time.

Federal Income Tax Consequences

The following is a summary of the federal income tax rules relevant to participants in the 2011 Plan who receive options and to the Company, based upon the Internal Revenue Code as currently in effect.  These rules are highly technical and subject to change in the future.  The following summary relates only to the federal income tax treatment of the awards and the state, local and foreign tax consequences may be substantially different.

Stock options granted under the plan may be either nonqualified options or incentive options for federal income tax purposes.

Nonqualified Options

Generally, the optionee does not recognize any taxable income at the time of grant of a nonqualified option.  Upon the exercise of the nonqualified option the optionee will recognize ordinary income, equal to the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price, and will be subject to wage and employment tax withholding.  The Company will generally be entitled to a deduction equal to such ordinary income at the time that the optionee recognizes such income.  The optionee will have a capital gain or loss upon the subsequent sale of the stock in an amount equal to the sale price less the fair market value of the common stock on the date of exercise.  The capital gain or loss will be long-term or short-term depending on whether the stock was held for more than one year after the exercise date.  The Company will not be entitled to a deduction for any capital gain realized.  Capital losses on the sale of common stock acquired upon an option’s exercise may be used to offset capital gains.

Incentive Stock Options

Generally, the optionee will not recognize any taxable income at the time of grant or exercise of an option that qualifies as an incentive option under Section 422 of the Internal Revenue Code.  However, the excess of the stock’s fair market value at the time of exercise over the exercise price will be included in the optionee’s alternative minimum taxable income and thereby may cause the optionee to be subject to an alternative minimum tax.  The optionee will recognize long-term capital gain or loss, measured by the difference between the stock sale price and the exercise price, when the shares are sold.

In order to qualify for the incentive option tax treatment described in the preceding paragraph, the optionee must be employed by the Company continuously from the time of the option’s grant until three months before the option’s exercise and the optionee must not sell the shares until more than one year after the option’s exercise date and more than two years after its grant date.  If the optionee does not satisfy these conditions, the optionee will recognize taxable ordinary income when the optionee sells the shares in an amount equal to the difference between the option exercise price and the lesser of (i) the fair market value of the stock on the exercise date and (ii) the sale price.  If the sale price exceeds the fair market value on the exercise date, the excess will be taxable to the optionee as long-term or short-term capital gain depending on whether the optionee held the stock for more than one year.  Notwithstanding the foregoing, incentive stock options will not be treated as incentive stock options to the extent that the aggregate fair market value of stock (determined as of the date of grant) with respect to which the options are first exercisable during any calendar year exceeds $100,000.  The Company will not be entitled to any deduction by reason of the grant or exercise of the incentive option or the sale of stock received upon exercise after the required holding periods have been satisfied.  If the optionee does not satisfy the required holding periods before selling the shares and consequently recognizes ordinary income, the Company will be allowed a deduction corresponding to the optionee’s ordinary income.

Withholding Taxes

Because the amount of ordinary income the optionee recognizes with respect to the receipt or exercise of an award may be treated as compensation that is subject to applicable withholding of federal, state and local income taxes and Social Security taxes, the Company may require the optionee to pay the amount the Company is required to withhold before delivering to the individual any shares or other payment to be received under the plan.  Arrangements for payment may include deducting the amount of any withholding or other tax due from other compensation, including salary or bonus, otherwise payable to the individual.

The foregoing description is merely a summary of federal tax laws and regulations, is qualified in its entirety by reference to such laws and regulations, and does not create any rights.  Furthermore, tax consequences vary depending on the taxpayer’s individual circumstances.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1) (c)
Equity compensation plans approved by security holders	44,000	$9.13	232,500
Equity compensation plans not approved by security holders	-	-	-
Total	44,000	$9.13	232,500

(1)	Represents shares remaining available for issuance under the 2005 Plan.

Board of Directors’ Recommendation

The Board of Directors believes approval of the 2011 Long-Term Incentive Stock Option Plan is in the best interests of the Company, and recommends a vote “FOR” approval of the 2011 Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dixon Hughes, PLLC (“DH”) was selected to serve as the Company's independent registered public accounting firm for fiscal 2010. Representatives of DH are expected to be present at the Annual Meeting with an opportunity to make a statement, if they so desire, and to respond to appropriate questions with respect to that firm's audit of the Company's financial statements for the fiscal year ended January 1, 2011.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed by DH for audit services rendered in connection with the consolidated financial statements and reports for the fiscal years ended January 1, 2011 (referred to as “fiscal 2010”) and January 2, 2010 (referred to as “fiscal 2009”) and for other services rendered during fiscal years 2010 and 2009, on behalf of the Company and its subsidiaries, which have been billed to the Company.

Fee Category	Fiscal 2010	% of Total	Fiscal 2009	% of Total

Audit Fees	$ 176,000	72%	$ 176,000	74%

Audit Related Fees	-	0%	-	0%

Tax Fees
Tax Compliance/Preparation	48,600	20%	38,000	16%
Other Tax Services	1,200	1%	800	0%

All Other Fees	17,600	7%	23,200	10%

Total Fees	$ 243,400	100%	$ 238,000	100%

Audit Fees: Audit fees include fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by the Company's independent auditor in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Tax Fees: Tax fees include fees for tax compliance/preparation and other tax services. Tax compliance/preparation include fees billed for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, expatriate tax services, and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services include fees billed for other miscellaneous tax consulting and planning.

All Other Fees: All other fees include fees for accounting consultation with the acquisition of Ram-Fab, Inc. and the sale of the specialty chemical business of Blackman Uhler, LLC along with certain assets held by the corporation.

In making its decision to appoint DH as the Company's independent registered public accounting firm for the fiscal year ending January 1, 2011, the Audit Committee considered whether services other than audit and audit-related services provided by that firm are compatible with maintaining the independence of DH.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of
Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) provided by the independent registered public accounting firm, subject to limited exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to completion of the audit. The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its next scheduled meeting. During fiscal 2010, all audit and permitted non-audit services were pre-approved by the Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has reviewed and discussed with management the Company's audited financial statements for the year ended January 1, 2011. The Audit Committee has discussed with the Company's independent auditors, Dixon Hughes PLLC, the matters required to be discussed by SAS 61, as amended and (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from Dixon Hughes, required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Dixon Hughes, their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 1, 2011 for filing with the Securities and Exchange Commission.

The Audit Committee
Carroll D. Vinson, Chair
Murray H. Wright
Sibyl N. Fishburn

SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS

Any shareholder proposal to be included in the proxy materials for the 2011 Annual Meeting of Shareholders must be submitted in accordance with applicable regulations of the Securities and Exchange Commission and received by the Company at its principal executive offices, Suite 102, Pointe West Building, 775 Spartan Boulevard, Spartanburg, South Carolina 29301 or PO Box 5627, Spartanburg, SC 29304, no later than November 28, 2011. In order for a shareholder to bring any business or nominations before the 2011 Annual Meeting of Shareholders, certain conditions set forth in the Company's Bylaws must be complied with, including but not limited to, the delivery of a notice to the Secretary of the Company not less than 30 nor more than 60 days in advance of the 2011 Annual Meeting which is tentatively scheduled on April 26, 2012. With respect to any shareholder proposal not received by the Company prior to February 1, 2012, the designated proxy agents will vote on the proposal in their discretion.

REFERENCES TO OUR WEBSITE ADDRESS

References to our website address throughout this Proxy Statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission's rules or the NASDAQ Rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this Proxy Statement or the accompanying materials.

INCORPORATION BY REFERENCE

The “Audit Committee Report” is not deemed to be filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates such information by reference.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters do properly come before the meeting, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

                        /c/ Cheryl C. Carter
Cheryl C. Carter
Secretary

Appendix A
SYNALLOY CORPORATION, INC.
2011 Long-Term Incentive Stock Option Plan

1.
Purpose.  This 2011 Long-Term Incentive Stock Option Plan (the “2011 Plan”) is intended to provide key executive employees of Synalloy Corporation (the “Company,” which term shall include Synalloy Corporation and any of its affiliates or subsidiaries) with the opportunity to participate in the Company’s future prosperity and growth by purchasing stock of the Company.  The purpose of the 2011 Plan is to provide long-term incentive for gain through outstanding service to the Company and its shareholders and to assist in attracting and retaining executives of ability and initiative.

2.
Administration.  The 2011 Plan shall be administered by the Compensation & Long Term Incentive Committee (the “Committee”) which shall consist of three members of the Company’s Board of Directors who are Non-Employee Directors.  Members of the Committee are not eligible to participate in the 2011 Plan (or any other option or incentive plan of the Company) while serving on the Committee, nor shall they have been so eligible for the twelve (12) months immediately preceding such appointment.  A Non-Employee Director shall mean a director who (1) is not currently an officer of the Company (as defined in 17 CFR § 240.16a-1(f)) or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company; (2) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to 17 CFR § 229.404(a); (3) does not possess an interest in any other transaction for which disclosure would be required pursuant to 17 CFR § 229.404(a); and (4) is not engaged in a business relationship for which disclosure would be required pursuant to 17 CFR § 229.404(b).

The Committee shall have complete authority and discretion to interpret all provisions of this Plan consistent with law, to prescribe the form of instruments evidencing the stock options granted under the 2011 Plan, to adopt, amend, and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for the administration of the 2011 Plan.  No member of the Committee shall be liable for any action or determination in respect thereto, if made in good faith, and shall be entitled to indemnification by the Company with respect to all matters arising from his service on the Committee to the fullest extent allowable under applicable law.

3.
Eligibility.  Any salaried employee of the Company who in the judgment of the Committee occupies a management position in which his efforts contribute to the profit and growth of the Company may be granted one or more options under the 2011 Plan.  The Committee will designate employees to whom options are to be granted; will designate options granted under the 2011 Plan as Incentive Stock Options (“ISOs”) as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”); and will specify the number of shares subject to each option.  Options not designated as ISOs shall be Non-Qualified Options (“NQOs”).  The Committee shall have the discretion to determine to what extent, if any, persons employed on a part-time or consulting basis will be eligible to participate in the 2011 Plan; provided however, that an employee who, immediately before an option is granted, owns more than 10% of the combined voting power of the Company, shall not be eligible for the grant of an ISO unless such grant complies with the requirements of Section 422(c)(5) of the Code.

1

4.
Stock.  There shall be reserved for the granting of awards pursuant to the 2011 Plan, and for issuance and sale pursuant to such awards, 350,000 shares of the Company’s common stock of the par value of $1.00 per share (the “common stock”).  The maximum number of shares of common stock that may be issued in connection with options intended to be ISOs shall be 350,000 shares.  The limitations set forth in this paragraph are subject to adjustment to reflect any change in the capitalization of the Company, as more fully provided in Section 10 hereof.  The Committee will maintain records showing the cumulative total of all shares subject to options outstanding under this Plan.

If for any reason shares of common stock as to which an award has been made are forfeited or otherwise cease to be subject to purchase hereunder, then such shares of common stock again shall be available for issuance in connection with awards made pursuant to the 2011 Plan.

5.
Grant of Options.  The Committee, at any time, during the duration of the 2011 Plan, may authorize the granting of options to employees of the Company eligible under Section 3 hereof, subject to the limitations provided herein.  Any such grant shall be made pursuant to the terms of a grant award agreement.  The date on which an option shall be granted shall be the date the Committee authorizes such grant or such later date as may be determined by the Committee at the time such grant is authorized.  Any employee may hold more than one option.

6.
Option Price.  The price per share for shares purchased upon the exercise of any option granted under the 2011 Plan will be one hundred percent (100%) of the fair market value per share of such shares on the date of grant of the option.  Payment shall be made to the Company either (i) in cash or, (ii), at the discretion of the Committee, (a) by delivery to the Company of shares of common stock owned by the option holder and having a fair market value on the date of exercise equal to the fair market value of the shares covered by the option on the date of the grant of the option, or (b) a combination of cash and the value of such shares mentioned in (a) above.  As used in this Plan, “fair market value” per share of the common stock shall mean the average of the highest and lowest selling prices of the common stock on the day before the date of the grant as reported on NASDAQ Global Market (or such other exchange or market on which such value is being determined) or, if the exchange shall be closed on that date, then on the last preceding date on which the exchange was open for trading, or, if there were no sales reported on said date, then the mean between the bid and ask prices on said date.  In determining fair market value, the Committee may rely upon sales information reported on the consolidated tape or other consolidated reporting system and, in the absence of any sale or sales on the dates referred to in the preceding sentence, or a recognized market for the Company’s common stock, the Committee may determine fair market value by whatever recognized method it deems appropriate.

7.
Exercise of Options.  Options granted under the 2011 Plan shall be exercisable only in the following manner; provided, however, that in no event shall an option be exercisable more than ten years after the date of grant as set forth in paragraph 5 above.

A.
By an Employee During Continuous Employment.  The aggregate fair market value of the shares of the Company’s common stock, as determined at the time of grant, as to which ISOs are exercisable for the first time by an employee during any calendar year shall not exceed the maximum amount permitted by Section 422(d) of the Code, which is $100,000.00 as of the effective date of this Plan.  Options may be granted in excess of this threshold, but such options shall be NQOs and shall not qualify as ISOs under Section 422(b) of the Code.  Subject to this limitation, an employee may exercise any option during the applicable Exercise Periods in accordance with the following schedule:

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B.

Time from Grant Date (Exercise Period)	Percentages of Options Granted Which may be Exercisable in that Exercise Period (including those previously exercised)
Up to One Year	0%
One to Two Years	20%
Two to Three Years	40%
Three to Four Years	60%
Four to Five Years	80%
Five to Ten Years	100%

An employee may not exercise any part of an option granted under this Plan unless, at the time of such exercise, he has been in the continuous employment of the Company since the date the option was granted.  The Committee may decide in each case to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not for this purpose be deemed interruptions of continuous employment.

C.
By a Former Employee.  No person may exercise an option after he ceases to be an employee of the Company unless he ceases to be an employee of the Company as a result of normal retirement, early retirement, or disability retirement, either physical or mental, or on account of physical or mental disability.  In these instances, the option may be exercised by him, his attorney-in-fact, or his guardian, as appropriate within three months after cessation of employment (or 12 months in the case of “disability” as defined in Section 22(e)(3) of the Code), but not later than the end of the fixed term of the option.

D.
In Case of Death.  If any employee or former employee who was granted an option dies, and at the time of death was entitled to exercise any option granted under this Plan, pursuant to subsections A and B above, the option may be exercised within six (6) months after the death of the employee or former employee (but no later than the end of the fixed term of the option) by his estate, or by a person who acquired the right to exercise the option by bequest or inheritance.

E.
Sale or Merger.  Notwithstanding the limitation on the Exercise Period set forth in Section 7.A. above (except as pertains to the $100,000 per year limitation regarding ISOs), an employee may exercise all options then exercisable by him as provided for in Section 7.A. above plus one-hundred percent (100%) of the options granted to him but which are not then exercisable because the requisite time from the date of grant has not lapsed in the event that either (i) all or substantially all of the assets or common stock of the Company (or a subsidiary or division of the Company in which he is employed) is sold to an entity not affiliated with the Company, (ii) a merger or share exchange with an unaffiliated party occurs in which the Company is not the surviving entity or (iii) a similar sale or exchange transaction occurs which in the Committee’s sole discretion justifies such exercise right.

8.
Method of Exercise.  Each option granted under the 2011 Plan shall be deemed exercised when the holder shall so notify the Company in writing, addressed to the Company’s secretary, together with payment in full for the shares for which the option is exercised, and tender of any related agreements or instruments, as required by the Committee, and shall comply with such other reasonable requirements as the Committee may establish pursuant to Section 2 of the 2011 Plan.  However, this provision shall not preclude exercise of, or payment for, an option by any other proper method specifically approved by the Committee.  No person, estate, or other entity shall have or exercise any of the rights of a shareholder with reference to shares subject to an option until a certificate or certificates for the shares has been duly issued and delivered.

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An option granted under this Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised.  Such a partial exercise of an option shall not affect the right to exercise the option from time to time in accordance with the 2011 Plan for the remaining shares subject to the option.

9.
Assignability.  Options granted under the 2011 Plan to an employee shall not be transferable by him except by will or the laws of descent and distribution.  In the case of the exercise of an option by a person or estate acquiring the right to exercise the option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of the option and may require consents and releases of taxing authorities that it may deem advisable.

10.
Adjustment upon Change of Shares.  In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or other event affecting shares of the Company, the number and class of shares for which options may thereafter be granted, the number and class of shares then subject to options previously granted and the price per share payable upon exercise of such options shall be equitably adjusted by the Committee to reflect the change.

11.
Compliance with Law and Approval of Regulatory Bodies.  No option shall be exercisable and no shares shall be delivered under the 2011 Plan except in compliance with all applicable Federal and state laws and regulations including, without limitation, compliance with applicable withholding tax requirements and with the rules of all domestic stock exchanges on which the Company’s shares may be listed.  Any share certificate issued to evidence shares may be listed on any domestic stock exchange authorized by the Company.  Any share certificate issued to evidence shares for which an option is exercised may bear legends and statements, and be subject to such restrictions, as the Company shall deem advisable to assure compliance with Federal and state laws and regulations.  No options shall be exercisable, and no shares will be delivered under the 2011 Plan, until the Company has obtained such consents or approvals from regulatory bodies, Federal or state, having jurisdiction over such matters as the Company may deem advisable.

12.
General Provisions.  Neither the adoption of the 2011 Plan nor its operation, nor any document describing or referring to the 2011 Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Company or any subsidiary, or shall in any way affect the right and power of the Company to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Company might have done if the 2011 Plan had not been adopted.

13.
Effective Date of the 2011 Plan.  This Plan was adopted by the Board of Directors of the Company effective January 24, 2011 which will be the effective date of the 2011 Plan if and when approved by shareholders holding a majority of the Company’s outstanding shares of common stock entitled to vote on the 2011 Plan at the Annual Meeting of Shareholders in 2011.

14.
Amendment to the 2011 Plan.  The Board of Directors of the Company may alter, amend, or terminate the 2011 Plan from time to time.  Such action by the Board of Directors, however, will not be effective to change or modify the 2011 Plan, unless approved by shareholders holding a majority of the Company’s outstanding shares of common stock, if such changes or modifications in the 2011 Plan would:

A.	Increase the total number of shares of stock that may be issued pursuant to the 2011 Plan, except as contemplated in Section 10;

B.	Change the manner of determining the option price;

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C.	Assign the administration of the 2011 Plan otherwise than to a committee of the Board of Directors;

D.	Change the eligibility requirements for participation in the 2011 Plan, or

E.	Extend the term of this Plan.

15.
Duration of the 2011 Plan.  Unless previously terminated by the Board of Directors, the 2011 Plan shall be effective for a period of ten years from the effective date of the 2011 Plan, and no option shall be granted after such date.  Options granted before that date shall remain valid thereafter in accordance with their terms.

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Form of Proxy Card

SYNALLOY CORPORATION
POST OFFICE BOX 5627
SPARTANBURG, SC 29304

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.Election of Directors	For All ___	Withhold All ___	For All Except ___	To withhold authorize to vote for any individual nominee(s), mark “For All Except and write the number(s) of the nominee(s) on the line below. ____________________________________

Nominees
01 Sibyl N. Fishburn     02 James G. Lane, Jr.     03 Carroll D. Vinson     04 Murray H. Wright     05 Craig C. Bram     06 Jeffrey Kaczka

The Board of Directors recommends you vote FOR election of all Nominees.

The Board of Directors recommends you vote FOR the following proposal:

2. To Approve the 2011 Long-Term Incentive Stock Option Plan	For	Against	Abstain
	___	___	___

NOTE: And in the discretion of such proxy agents, upon such other business as may properly come before the meeting or any adjournment thereof, and matters incidental to the conduct of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

__________________________________________________________	__________________
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com .

SYNALLOY CORPORATION
Annual Meeting of Shareholders
April 28, 2011 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Richard D. Sieradzki and Cheryl C. Carter, or either of them, each with power of substitution, as lawful proxy, to vote all the shares of Common Stock of Synalloy Corporation which the undersigned would be entitled to vote if personally present at the Annual Shareholders' Meeting of Synalloy Corporation to be held at its corporate offices, Suite 102, Pointe West Building, 775 Spartan Boulevard, Spartanburg, South Carolina 29301 on Thursday, April 28, 2011 at 10:00 a.m. local time, and at any adjournment thereof, upon such business as may properly come before the meeting.

The proxies will vote on the items set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as specified on this card, and are authorized to vote in their discretion when a vote is not specified. If no specification is made, it is the intention of said proxies to vote the shares represented by the proxy in favor of the proposal.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR election of all the director nominees in proposal 1 and FOR the approval of the 2011 Long-Term Incentive Stock Option Plan in proposal 2.

Continued and to be signed on reverse side

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